UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 26, 2013

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 26, 2013, the shareholders of Myers Industries, Inc. (the “Company”) approved the adoption of the Performance Bonus Plan of Myers Industries, Inc. (the “Plan”). The Plan was recommended by the Compensation Committee on March 1, 2013, and adopted by the Board of Directors on March 1, 2013, subject to shareholder approval. Shareholder approval of the Plan was necessary to ensure that certain compensation paid under the Plan can be eligible for an exemption from the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code.

The purpose of the Performance Bonus Plan is to attract, reward and retain officers and other key employees of the Company by payment of performance compensation based on achievement of certain financial objectives. The Compensation Committee will administer the Plan. The Compensation Committee will have full authority to determine the participants to whom awards are granted, the amount or value of any award, the terms of any award, to establish and administer any performance goals applicable to awards, to amend or cancel awards, to accelerate the vesting of awards, to require the cancellation of any previously granted awards under the Plan or any other plans of the Company as a condition to the granting of an award, to interpret the Plan, and to prescribe, amend and rescind rules and regulations relating to the Plan.

The Compensation Committee may grant annual cash awards, which have a performance period of one year or less, and long-term cash awards, which have a performance period of more than one year. The total amount of any annual cash award granted to a participant in any year may not exceed $2,500,000, and the total amount of any long-term cash award granted to a participant may not exceed the product of $2,500,000 and the number of years in the performance period. Except in the case of death, disability or a change of control, awards under the Plan will be earned only if corporate, business unit or individual performance goals over the performance period established by the Compensation Committee are certified by the Compensation Committee to have been met.

Subject to certain limitations, the Company will generally be entitled to a deduction for federal income tax purposes that corresponds to the timing and amount of compensation income recognized by a participant.

The foregoing summary of the Performance Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 26, 2013, the Company held its annual meeting of shareholders. The following matters set forth in our definitive proxy statement on Schedule 14A dated March 25, 2013, as supplemented, and filed with the Securities and Exchange Commission were voted on at our annual meeting of shareholders and the results of such voting is indicated below.

1.	The ten nominees listed below were elected as directors of the Company with the respective votes set forth opposite their names:

Name of Directors Elected	FOR	WITHHELD
Vincent C. Byrd	27,253,565	2,263,953
Sarah R. Coffin	28,748,764	768,754
John B. Crowe	28,742,007	775,511
William A. Foley	28,394,269	1,123,249
Robert B. Heisler, Jr.	29,079,063	438,455
Richard P. Johnston	27,446,212	2,071,306
Edward W. Kissel	27,375,818	2,141,700
Daniel R. Lee	26,531,374	373,406
John C. Orr	28,967,634	549,884
Robert A. Stefanko	28,741,251	776,267

2.	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013 was ratified. Voting results on this proposal were as follows:

For	30,551,249
Against	55,644
Abstain	115,632

3.	The non-binding advisory vote on executive compensation was approved. Voting results on this proposal were as follows:

For	22,174,695
Against	2,491,432
Abstain	4,851,386

4.	The adoption of the Performance Bonus Plan of Myers Industries, Inc. was approved. Voting results on this proposal were as follows:

For	22,283,830
Against	7,168,243
Abstain	65,569

Item 9.01. Financial Statements and Exhibits

10.1	Performance Bonus Plan of Myers Industries, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE April 30, 2013	By:	/s/ Greggory W. Branning
Greggory W. Branning
Senior Vice President, Chief Financial Officer and Corporate Secretary